Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following tables which have been prepared in accordance with GAAP, except GSK Brands data, which have been prepared in accordance with IFRS, set forth unaudited pro forma combined financial data as of September 30, 2011 and for the fiscal year ended March 31, 2011, for the nine months ended September 30, 2011 and the twelve months ended September 30, 2011. The unaudited pro forma balance sheet as of September 30, 2011 gives effect to the Transactions as if they had occurred on that date. The unaudited pro forma combined statement of operations for the fiscal year ended March 31, 2011, for the nine months ended September 30, 2011 and the twelve months ended September 30, 2011 have been prepared to illustrate the effects of the Transactions, as if they had occurred at the beginning of the respective periods. The pro forma data has been derived from the audited financial statements of Prestige for the fiscal year ended March 31, 2011, the unaudited financial statements of Prestige for the six months ended September 30, 2010 and September 30, 2011, the unaudited financial statements for the nine months ended December 31, 2010, the audited financial statements of the GSK Brands for the fiscal year ended December 31, 2010 and the unaudited financial statements of the GSK Brands for the nine months ended September 30, 2010 and 2011. For purposes of the pro forma combined financial information for the nine months ended September 30, 2011, the unaudited financial statements of Prestige for the three months ended March 31, 2011 were combined with the unaudited financial statements of Prestige for the six months ended September 30, 2011. The GSK Brands have historically used a December 31 fiscal year end. For purposes of the pro forma combined financial information for the fiscal year ended March 31, 2011 herein, the historical December 31, 2010 period was used for the GSK Brands. The pro forma balance sheet as of September 30, 2011 gives effect to the Transactions as if they had occurred on that date. Additionally, the acquisition of the Blacksmith brands and the Dramamine asset acquisition have been included as if the business and assets were acquired by Prestige at the beginning of the respective periods.

The unaudited pro forma combined financial data and accompanying notes are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred had the Transactions been consummated prior to April 1, 2010, nor are they necessarily indicative of our future results of operations.

Certain pro forma adjustments were based on a preliminary assessment of the value of tangible and intangible assets acquired as part of the Acquisition. However, changes to adjustments included in the pro forma consolidated financial data are expected as valuations of assets and liabilities are finalized and additional information is available. The final purchase price allocations for the Acquisition will be based on a formal valuation analysis by an outside appraisal firm and may include an adjustment to the amounts recorded for the value of inventory, identifiable intangible assets and goodwill. Final valuations will be obtained after the completion of the Acquisition.

The adjustments to the unaudited pro forma combined financial data are based upon available information and certain assumptions that we believe are reasonable and exclude certain non-recurring charges that will be incurred in connection with the Transactions and recognized in the twelve months following, including: (1) amortization of estimated inventory fair value step-up of approximately $2 million expected to impact the cost of sales in fiscal year 2013; (2) the estimated costs of approximately $3 million related to the integration of the GSK Brands and Prestige; and (3) the write-off of deferred financing charges in connection with our Existing Term Loan Facility of approximately $3 million.

The following information should be read in conjunction with the “Capitalization,” “Unaudited Pro Forma Combined Financial Data,” “Selected Historical Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prestige,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the GSK Brands,” and the financial statements and notes thereto included elsewhere in this offering memorandum.

Prestige Brands Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2011

(in thousands)	Prestige	GSK Brands (IFRS)	Adjustments Related to the Transactions(a)		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,961	$—	$(7,961	)(a)	$—
Net receivables	49,445	—	—		49,445
Inventories	46,408	14,986	2,200	(b)	63,594
Prepaid expenses	3,018	—	—		3,018
Deferred income taxes	5,549	—	—		5,549

Total current assets	112,381	14,986	(5,761)		121,606

Long-term assets:
Net, property plant and equipment	1,379	—	—		1,379
Goodwill	153,696	—	—		153,696
Intangible assets	781,615	211,303	431,511	(b)	1,424,429
Other long-term assets	6,070	—	26,300	(a)	32,370

Total assets	$1,055,141	$226,289	$452,050		$1,733,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,184	$—	$—		$25,184
Accrued expenses	28,730	—	—		28,730
Current portion of long term debt	—	—	24,839		24,839
Income taxes payable	2,217	—	—		2,217

Total current liabilities	56,131	—	24,839		80,970

Long-term liabilities:
Long-term debt	447,403	—	670,800	(a)	1,118,203
Deferred income Tax	160,152	—	—		160,152

Total liabilities	663,686	—	695,639		1,359,325

Total stockholders’ equity	391,455	226,289	(243,589	)(c)	374,155

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,055,141	$226,289	$452,050		$1,733,480

See accompanying notes to the unaudited pro forma combined statement of operations.

(a)	The unaudited pro forma combined balance sheet gives effect to the following pro forma adjustments and reflects incurrence of debt, payment of acquisition consideration to GSK, repayment of historical debt, and fees and expenses incurred in connection with the acquisition of the GSK Brands, all presented as if they occurred on September 30, 2011.

Source of funds (in thousands)
New Senior Secured Credit Facilities(1):
New Term Loan Facility(2)	620,000
New ABL Revolving Credit Facility(2)	39
Existing Cash on Balance Sheet	7,961
Notes offered hereby(3)	290,000

Total source of funds	$918,000

Use of funds (in thousands)
Purchase price(4)	660,000
Existing Senior Secured Credit Facilities(2)(5)	202,000
Fees and expenses(6)	56,000

Total use of funds	$918,000

(1)	The New Senior Secured Credit Facilities will consist of (i) the $620 million New Term Loan Facility with a seven-year maturity and (ii) the $50 million New ABL Revolving Credit Facility with a five-year maturity.
(2)	The Existing Senior Secured Credit Facilities had a principal amount outstanding at December 31, 2011 of $184 million. Accordingly, we do not expect to be drawn under the New ABL Revolving Credit Facility at the closing of the Transactions.
(3)	Represents the principal amount of the notes offered hereby, excluding any original issue discount.
(4)	Represents cash paid, based upon the estimated purchase price of the assets of the GSK Brands, subject to a purchase price adjustment, if any, based on the value of inventory delivered upon the consummation of the Acquisition. The purchase price reflected above represents our estimate of the purchase price and adjustments as of the consummation of the Acquisition.
(5)	Based upon the aggregate principal amount outstanding as of September 30, 2011 of the Existing Senior Secured Credit Facilities. At September 30, 2011, the average interest rate on the Existing Senior Secured Credit Facilities was 4.75%.
(6)	Represents estimated fees and expenses payable by us associated with the Transactions, of which $29 million ($26 million net of existing debt issuance costs to be written off) relates to debt issuance costs to be capitalized and $12 million relates to expected original issue discount.

(b)	Assumes the acquisition of the GSK Brands had been consummated on September 30, 2011 and was accounted for as a purchase in accordance with ASC 805, “Business Combinations.” Under purchase accounting, the estimated acquisition consideration is allocated to assets and liabilities based on their relative fair values. The pro forma adjustments are based upon a preliminary assessment of value and will be adjusted when valuations are finalized.

Total acquisition consideration allocation (in thousands)
Consideration paid to GSK	660,000
Less book value of assets acquired	226,289

Step-up to be allocated	$433,711

Preliminary allocation (in thousands)
Inventory	2,200
Identifiable intangible assets	431,511

Preliminary allocation	$433,711

(c)	Represents the elimination of equity accounts for the GSK Brands upon the application of purchase accounting and certain expenses payable by us associated with the Transactions, which were not capitalized.

Prestige Brands Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

Fiscal Year Ended March 31, 2011

(in thousands)	Prestige	GSK Brands (Fiscal Year Ended December 31, 2010)	Blacksmith Acquisition Adjustments		Dramamine Acquisition Adjustments		Adjustments Related to the Transactions		Combined Pro Forma for the Transactions Fiscal Year Ended March 31, 2011(a)
Net sales	$333,715	$207,342	$56,476	(e)	$13,945	(e)	$—		$611,478
Other revenue	2,795	—	—		—		—		2,795

Total revenue	336,510	207,342	56,476		13,945		—		614,273
Cost of revenue	165,632	64,676	26,318	(e)	4,441	(e)	—		261,067

Gross profit	170,878	142,666	30,158		9,504		—		353,206

Advertising and promotional expenses	42,897	36,721	4,592	(e)	—		—		84,210
General and administrative expenses	41,960	22,998	839	(e),(f)	(508	)(f)	(219)		65,070
Amortization of intangibles	9,876	10,311	284	(b)	—	(b)	(7,335	)(b)	13,136

Total operating expenses	94,733	70,030	5,715		(508)		(7,554)		162,416

Operating income	76,145	72,636	24,443		10,012		7,554		190,790

Interest expense, net	27,317	—	3,908	(c)	—		61,069	(c)	92,294
Other non—operating income (expense)	(300)	(295)	—		—		—		(595)

Total other expenses	27,617	295	3,908		—		61,069		92,889

Pre—tax income	48,528	72,341	20,535		10,012		(53,515)		97,901
Provision for income taxes	19,349	—	8,214	(d)	4,005	(d)	7,530	(d)	39,098

Income (loss) from continuing operations	29,179	72,341	12,321		6,007		(61,045)		58,803
Income (loss) from discontinued operations, net of income tax	591	—	—		—		—		591
Loss on sale of discontinued operations, net of income tax	(550)	—	—		—		—		(550)

Net income	$29,220	$72,341	$12,321		$6,007		$(61,045)		$58,844

See accompanying notes to the unaudited pro forma combined statement of operations.

Prestige Brands Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

Nine Months Ended September 30, 2011

	Nine Months Ended September 30, 2011		Blacksmith Acquisition Adjustments	Dramamine Acquisition Adjustments		Adjustments Related to the Transactions	Combined Pro Forma for the Transactions Nine Months Ended September 30, 2011(a)
(in thousands)	Prestige	GSK Brands
Net sales	$294,508	$156,864	$—	$—	(e)	$—	$451,372
Other revenue	2,694	—	—	—		—	2,694

Total revenue	297,202	156,864	—	—		—	454,066
Cost of revenue	147,123	49,858	—	—	(e)	—	196,981

Gross profit	150,079	107,006	—	—		—	257,085

Advertising and promotional expense	37,428	28,709	—	—		—	66,137
General and administrative	29,730	18,499	—	(508	)(f)	(164)	47,557
Amortization of intangibles	7,660	413	—	—	(b)	2,508	10,581

Total operating expenses	74,818	47,621	—	(508)		2,344	124,275

Operating income	75,261	59,385	—	508		(2,344)	132,810

Interest expense, net	25,666	—	—	—		42,828 (c)	68,494
Other non—operating income (expense)	5,063	58	—	—		—	5,121

Total other expense	20,603	(58)	—	—		42,828	63,373

Pre—tax income	54,658	59,443	—	508		(45,172)	69,437
Provision for income taxes	20,527	—	—	203	(d)	5,708 (d)	26,438

Income (loss) from continuing operations	34,131	59,443	—	305		(50,880)	42,999
Income (loss) from discontinued operations, net of income tax	—	—	—	—		—	—
Loss on sale of discontinued operations, net of income tax	—	—	—	—		—	—

Net income	$34,131	$59,443	$—	$305		$(50,880)	$42,999

See accompanying notes to the unaudited pro forma combined statement of operations.

Prestige Brands Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

Last Twelve Months Ended September 30, 2011

	Twelve Months Ended September 30, 2011		Blacksmith Acquisition Adjustments		Dramamine Acquisition Adjustments		Adjustments Related to the Transactions	Combined Pro Forma for the Transactions Twelve Months Ended September 30, 2011(a)
(in thousands)	Prestige	GSK Brands
Net sales	$384,584	$206,713	$9,907	(e)	$3,431	(e)	$—	$604,635
Other revenue	3,226	—	—		—		—	3,226

Total revenue	387,810	206,713	9,907		3,431		—	607,861
Cost of revenue	193,719	66,738	5,536	(e)	1,280	(e)	—	267,273

Gross profit	194,091	139,975	4,371		2,152		—	340,588

Advertising and promotional expense	50,477	36,935	1,116	(e)	—		—	88,528
General and administrative	45,156	23,182	(5,102	)(e),(f)	(508	)(f)	(219)	62,509
Amortization of intangibles	10,173	10,311	41	(b)	—	(b)	(7,335)	13,190

Total operating expenses	105,806	70,428	(3,945)		(508)		(7,554)	164,227

Operating income	88,285	69,547	8,316		2,659		(7,554)	176,361

Interest expense, net	33,340	—	558	(c)	—		58,396 (c)	92,294
Other non—operating income (expense)	5,063	(334)	—		—		—	4,729

Total other expense	28,277	334	558		—		58,396	87,565

Pre—tax income	60,008	69,213	7,558		2,659		(50,842)	88,796
Provision for income taxes	23,731	—	3,103	(d)	1,064	(d)	7,348 (d)	35,246

Income (loss) from continuing operations	36,277	69,213	4,655		1,595		(58,190)	53,550
Income (loss) from discontinued operations, net of income tax	32	—	—		—		—	32
Loss on sale of discontinued operations, net of income tax	—	—	—		—		—	—

Net income	$36,309	$69,213	$4,655		$1,595		$(58,190)	$53,582

See accompanying notes to the unaudited pro forma combined statement of operations.

Prestige Brands Holdings, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Combined Statement of Operations

(dollars in thousands)

(a)	The unaudited pro forma consolidated financial statements have been prepared to reflect the asset acquisition of Dramamine and the application of purchase accounting under ASC 805, “Business Combinations,” for the acquisitions of the Blacksmith brands and the GSK Brands. The unaudited pro forma combined statement of operations for the fiscal year ended March 31, 2011, for the nine months ended September 30, 2011, and the twelve months ended September 30, 2011 have been prepared to illustrate the effects of the Transactions, the acquisitions of the Blacksmith brands and the acquisition of the Dramamine assets as if they had occurred at the beginning of each respective period. The GSK Brands have historically used a December 31 fiscal year end. For purposes of the fiscal year ended March 31, 2011 data presented herein, a historical December 31, 2010 period was used for the GSK Brands.

(b)	These adjustments represent the amortization expense related to the purchase price and amortizable intangible assets for the acquisition of the Blacksmith brands, the acquisition of the Dramamine assets and the GSK Brands. The expenses associated with the GSK Brands have been estimated based upon the following assumptions:

(in thousands)	Annual Estimate
Preliminary allocation:
Inventory	$17,186
Brand intangibles—non-amortizable	589,803
Brand intangibles—amortizable	53,011

Illustrative consideration	$660,000

Amortization of intangibles:
Total acquired intangibles	$632,177
Non-amortizable intangibles	589,803

Amortizable intangibles	53,011
Estimated useful life	19

Pro forma amortization	$2,757

Incremental amortization expenses related to the amortizable intangible assets have been included for the acquisition of the Blacksmith brands because our reported amortization expenses for the fiscal year ended March 31, 2011 included five months of amortization expense for the acquisition of the Blacksmith brands. The acquisition of the Blacksmith brands was completed on November 1, 2010. Accordingly, the pro forma adjustments for the fiscal year ended March 31, 2011 represents an additional seven months of amortization expense and the pro forma adjustments for the twelve months ended September 30, 2011 represents an additional one month of amortization expense. The Dramamine brand was assigned an indefinite life and as such there is no pro forma adjustment for the amortization expense related to the Dramamine asset acquisition.

(c)	Reflects the interest expense as a result of the acquisition of the GSK Brands, which is calculated as follows:

(in thousands)	Fiscal Year Ended March 31, 2011	Nine Months Ended September 30, 2011	Twelve Months Ended September 30, 2011
Total cash interest from the debt requirements of the Transaction (1)	$85,985	$63,762	$85,985
Amortization of deferred financing costs (2)	6,309	4,732	6,309

Total pro-forma interest expense	$92,294	68,494	$92,294
Less: Historical interest expense	(27,317)	(25,666)	(33,340)
Less: Pro forma interest for the Blacksmith Acquisition	(3,908)	—	(558)

Net adjustment to interest expense	$61,069	$42,828	$58,396

(1)	Represents the interest on the outstanding and unused balance on the New Senior Secured Credit Facilities (variable rate), the 2018 Senior Notes, and the notes offered hereby, together assuming a weighted average interest rate of 7.8%. An increase (decrease) of 25 basis points in the assumed interest rate would result in an increase (decrease) of $2.9 million per year in total interest expense.

(2)	Represents annual amortization expense on estimated $32.4 million of deferred financing fees, utilizing a weighted average maturity of 7.1 years, which approximates amortization under the effective interest rate method.

(d)	Reflects the tax effect of the pro forma adjustments and the pro forma impact of inclusion of a tax provision for the operating results of the GSK Brands, each at an estimated 40% effective tax rate.

(e)	The acquisition of the Blacksmith brands and the Dramamine asset acquisition were completed on November 1, 2010 and January 6, 2011, respectively. This adjustment records the impact to revenue and expenses as if these acquisitions occurred on April 1, 2010 (the first day of our fiscal year ended March 31, 2011).

(f)	In conjunction with the acquisition of the Blacksmith brands and the Dramamine asset acquisition, we incurred certain costs that were specific to each of the respective transactions (e.g., banker and professional fees), and these costs have been removed as a pro forma adjustment.